Exhibit 10.8

CONDITIONAL TERMINATION AGREEMENT

OF PARTNERSHIP AGREEMENT

Agreement No.:

Party A (General Partner): Shanghai Kesheng Investment Management Co., Ltd.

Unified Social Credit Code: [*]

Registered Address: [*]

Party B (Limited Partner): Naiside (Shenzhen) International Trading Co., Ltd.

Unified Social Credit Code: [*]

Registered Address: [*]

ARTICLE 1

BACKGROUND OF THE ORIGINAL AGREEMENT AND BASIS FOR TERMINATION

1. Party A and Party B entered into the Partnership Agreement of Shanghai Kesheng Investment Management Co., Ltd. (the “Original Agreement”) on January 6, 2026, pursuant to which the Parties agreed to establish a limited partnership for the purpose of conducting equity investment-related business.

2. The Parties hereby jointly acknowledge and confirm that the Original Agreement contains fundamental defects, including, without limitation, that the name of the partnership does not comply with the mandatory requirements of the Partnership Enterprise Law of the People’s Republic of China, and that its internal governance structure and accounting system are incapable of satisfying the regulatory requirements applicable to private investment funds or the standards for independent project management and accounting. In addition, the overall fundraising progress of the partnership has fallen substantially behind the originally contemplated schedule. Accordingly, continued performance of the Original Agreement would involve significant performance risks.

3. Party B has fully paid its agreed capital contribution in the amount of RMB 280,000,000 (Renminbi Two Hundred Eighty Million Only) to Party A on January 29, 2026.

ARTICLE 2

IMMEDIATE TERMINATION OF THE ORIGINAL AGREEMENT

1. Upon friendly consultation and mutual agreement, the Parties hereby agree that, effective as of the execution date of this Agreement, the Original Agreement shall be immediately, unconditionally and formally terminated.

2. Upon termination of the Original Agreement, all partnership rights, obligations, capital contribution obligations, profit distribution arrangements, and loss-sharing arrangements arising therefrom shall automatically terminate in their entirety. Neither Party shall thereafter enjoy any rights under the Original Agreement or remain subject to any unperformed obligations thereunder.

3. This Agreement constitutes the Parties’ final and complete agreement regarding the termination of the Original Agreement. The Original Agreement is hereby fully terminated and shall not be reinstated or resumed.

ARTICLE 3

BASIC PRINCIPLES FOR THE RETURN OF CAPITAL CONTRIBUTION

1. The Parties acknowledge and agree that, following the termination of the Original Agreement, Party A no longer has any lawful basis to retain Party B’s capital contribution. Party A therefore undertakes to return to Party B, as soon as practicable, the full amount of Party B’s capital contribution of RMB 280,000,000 (Renminbi Two Hundred Eighty Million Only).

ARTICLE 4

LIABILITY FOR BREACH AND MUTUAL RELEASE

1. The Parties acknowledge and agree that the failure to perform the Original Agreement resulted from objective regulatory compliance deficiencies and delays in the fundraising process, rather than from any unilateral breach by either Party. Accordingly, neither Party shall pursue or assert any claim against the other for any breach of the Original Agreement occurring prior to its termination.

2. Except for the rights and obligations expressly set forth in this Agreement, the Parties confirm that there are no outstanding disputes or unresolved matters between them.

ARTICLE 5

CONFIDENTIALITY

1. The Parties shall keep strictly confidential all information relating to this Agreement, the performance of the Original Agreement, capital contributions and fund transfers, fundraising progress, and all other cooperation-related information. Neither Party shall disclose such information to any third party without the prior written consent of the other Party, except where disclosure is required by applicable laws or regulations or by competent judicial or governmental authorities.

2. The confidentiality obligations set forth herein shall survive the suspension, termination, expiration, or rescission of this Agreement and shall remain in full force and effect indefinitely.

ARTICLE 6

DISPUTE RESOLUTION

1. Any dispute arising out of or relating to this Agreement shall first be resolved through friendly consultation between the Parties. If such consultation fails, either Party shall have the right to submit the dispute to the South China Sub-Commission of the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in Shenzhen, China. The arbitral award shall be final and binding upon both Parties.

ARTICLE 7

MISCELLANEOUS

1. This Agreement constitutes the final agreement between the Parties regarding the termination of the Original Agreement and supersedes all prior oral and written communications, negotiations, understandings, and agreements relating thereto.

2. This Agreement shall become effective upon execution by the legal representative or duly authorized representative of each Party and affixing of each Party’s official corporate seal.

3. This Agreement is executed in four (4) original counterparts, with two (2) originals held by each Party, each of which shall have equal legal effect.

4. Any matters not expressly provided for herein may be resolved by the Parties through further consultation and documented in a written supplemental agreement, which shall have the same legal effect as this Agreement.

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SIGNATURE PAGE

(This page has no substantive provisions and is solely the signature page.)

Party A (Official Seal): Shanghai Kesheng Investment Management Co., Ltd.

Legal Representative / Authorized Representative (Signature):

/s/ Shanghai Kesheng Investment Management Co., Ltd.

Date: June 30, 2026

Party B (Official Seal): Naiside (Shenzhen) International Trading Co., Ltd.

Legal Representative / Authorized Representative (Signature):

/s/ Naiside (Shenzhen) International Trading Co., Ltd.

Date: June 30, 2026